Exhibit 99.1

NOVASTAR FINANCIAL, INC.

MONTHLY LOAN ORIGINATION DATA

(dollars in thousands)

(unaudited)

	For the Month Ended March 31,				For the Three Months Ended March 31,
	2005	As a % of Total	2004	As a % of Total	2005	As a % of Total	2004	As a % of Total

Non-conforming production volume
Non-conforming
Wholesale	$544,936	77%	$443,458	65%	$1,471,746	76%	$1,141,652	64%
Correspondent/Bulk	38,317	5%	25,211	4%	$184,858	9%	$141,547	8%
Retail *	125,247	18%	210,423	31%	$291,247	15%	499,920	28%

Total non-conforming production volume	$708,500	100%	$679,092	100%	$1,947,851	100%	$1,783,119	100%

# of funding days in the month	23		23		62		62

Average originations per funding day	$30,804		$29,526		$31,417		$28,760

Retail production volume *
Non-conforming
Sold to non-affiliates	$71,454	26%	$197,296	27%	$285,190	35%	$448,599	25%
Retained by NMI	125,247	45%	210,423	29%	291,247	35%	499,920	28%

Total non-conforming	196,701	71%	407,719	56%	576,437	70%	948,519	53%

Conforming/Government	79,684	29%	312,517	44%	246,840	30%	825,451	47%

Total retail production volume	$276,385	100%	$720,236	100%	$823,277	100%	$1,773,970	100%

*	Branch production volumes are considered a part of our retail operations and are included within the retail production volumes shown above.

NOVASTAR FINANCIAL, INC.

SELECTED NON-CONFORMING LOAN ORIGINATION DATA

(Unaudited)

	For the Month Ended 3/31/2005				For the Month Ended 2/28/2005				For the Month Ended 1/31/2005
	Weighted Average Coupon	Weighted Average LTV	Weighted Average FICO	Percent of Total	Weighted Average Coupon	Weighted Average LTV	Weighted Average FICO	Percent of Total	Weighted Average Coupon	Weighted Average LTV	Weighted Average FICO	Percent of Total

Summary by Credit Grade
660 and above	7.15%	83.1%	700	33%	7.07%	83.8%	700	32%	7.11%	84.3%	700	32%
620 to 659	7.28%	81.3%	640	25%	7.33%	82.2%	640	25%	7.46%	83.0%	639	23%
580 to 619	7.66%	83.0%	601	20%	7.69%	82.8%	599	18%	7.89%	82.1%	599	19%
540 to 579	8.23%	80.6%	558	15%	8.31%	80.7%	559	17%	8.39%	79.7%	560	17%
539 and below	8.82%	78.8%	528	7%	8.84%	78.4%	527	8%	9.01%	77.6%	527	9%
	7.57%	81.9%	631	100%	7.61%	82.2%	628	100%	7.73%	82.2%	628	100%

Summary by Program Type
2-Year Fixed	7.72%	82.8%	614	60%	7.73%	82.8%	613	66%	7.86%	82.8%	613	69%
2-Year Fixed Interest-only	6.85%	81.0%	668	18%	6.79%	81.0%	670	17%	6.83%	81.6%	670	15%
3-Year Fixed	7.29%	77.8%	627	2%	7.50%	81.3%	614	3%	7.22%	77.0%	632	2%
3-Year Fixed Interest-only	6.69%	79.2%	659	1%	6.57%	74.7%	663	1%	6.92%	83.3%	668	1%
5-Year Fixed	6.93%	75.2%	658	1%	6.38%	76.5%	694	1%	7.04%	75.9%	644	1%
5-Year Fixed Interest-only	6.51%	78.9%	677	1%	6.75%	76.5%	666	0%	6.53%	79.5%	695	0%
15-Year Fixed	7.99%	77.2%	642	1%	8.25%	77.8%	642	2%	8.34%	78.8%	649	2%
30-Year Fixed	7.14%	75.9%	641	12%	7.49%	77.1%	639	7%	7.63%	76.7%	642	8%
30-Year Fixed Interest-only	7.62%	82.9%	642	0%	6.62%	79.0%	670	0%	7.04%	51.6%	654	0%
Other Products	10.00%	96.6%	681	4%	10.09%	96.2%	675	3%	9.88%	94.2%	680	2%
	7.57%	81.9%	631	100%	7.61%	82.3%	628	100%	7.73%	82.2%	628	100%